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                                                                    Exhibit 99.1

                          PORTSMOUTH BANK SHARES, INC.
                                 REVOCABLE PROXY
                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS




The undersigned stockholder of Portsmouth Bank Shares, Inc. (the "Company") hereby authorizes Mark E. Simpson and Harry R. Hart and each of them singly, with full power of substitution, to vote and otherwise represent all of the shares of stock of the Company at the Special Meeting of Stockholders (the "Special Meeting") to be held at Yoken's Restaurant and Conference Center, Route 1, Portsmouth, New Hampshire 03801, on Thursday, July 31, 1997 at 11:00 a.m. Eastern Standard Time, and any adjournments thereof.

The undersigned may revoke this Proxy at any time before it is voted by filing with the secretary of the Company a written notice of revocation, by delivering to the Company a duly executed Proxy bearing a later date, or by attending the Special Meeting and voting in person. The undersigned stockholder hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and Proxy Statement-Prospectus and hereby revokes any Proxy or Proxies heretofore given.

This Proxy, when properly completed, will be voted in the manner directed herein by the undersigned stockholder. UNLESS CONTRARY DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 AND IN ACCORDANCE WITH THE DETERMINATION, IF ANY, OF THE MAJORITY OF THE BOARD OF DIRECTORS AS TO ALL OTHER MATTERS OR OTHERWISE IN THE BEST JUDGMENT OF THE PERSON(S) NAMED ABOVE.
ABSTENTIONS WILL BE COUNTED AS VOTES AGAINST PROPOSAL 1.

If you receive more than one proxy card, please sign and return all cards in the accompanying envelope.

PLEASE VOTE AND SIGN ON OTHER SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

Please sign this proxy exactly as your name appears on the books of the Company. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.